Exhibit 99.1

Contact:
Joyce Shinn
MTI Technology Corporation
949-885-7337
jshinn@mti.com

        MTI TECHNOLOGY CORPORATION REPORTS FISCAL 2007 SECOND QUARTER AND
                          SIX MONTHS FINANCIAL RESULTS

Irvine, CA, November 14, 2006 - MTI Technology Corporation (Nasdaq Capital
Market: MTIC), a leading multi-national provider of consulting services and comprehensive information infrastructure solutions for mid to large-size organizations, today reported financial results for its fiscal 2007 second quarter ended September 30, 2006.

Total revenue for the quarter grew 27% to $40.3 million compared to $31.7 million in the prior year period. Product revenue grew to $25.4 million compared to $22.1 million in the prior year quarter, despite continued slowness in telecom orders brought on by industry consolidation. Telecom segment sales represented greater than 10% of MTI product revenue in the last fiscal year. Service revenues for the second quarter of fiscal 2007 were $14.9 million compared to $9.6 million in the prior year period, an increase of 55%. Second quarter 2007 service revenues include revenues associated with the recent acquisition of Collective Technologies.

The Company reported a net loss of $3.3 million or $0.13 per share in the second quarter of fiscal 2007 compared to $3.5 million or $0.12 per share in the prior year period, on a generally accepted accounting principles (GAAP) basis. Included in fiscal 2007 second quarter net loss are charges for stock option and restricted stock expense, amortization of intangible assets and restructuring totaling $1.7 million. Excluding these items, non-GAAP net loss improved by 52% year-over-year to $1.6 million or $0.04 per share from a net loss of $3.3 million or $0.09 per share in the prior year period.

Total gross margin for the second quarter of fiscal 2007 was 21.1% compared to 20.2% in the prior year period. Product gross margin for the second quarter was 18.3% compared to 20.0% in the prior year period, and service gross margins for the second quarter were 26.0% compared to 20.6% in the prior year period. Service gross margins began to benefit from the recent acquisition of Collective Technologies.

Second quarter fiscal 2007 selling, general and administrative (SG&A) expense was $10.6 million on a GAAP basis, which includes charges of $644,000 for equity compensation expense. Excluding these charges, non-GAAP SG&A expense was $10.0 million compared to $9.7 million in the prior year period. The increase in SG&A expense was primarily attributable to the addition of Collective Technologies. The combined Company continues to focus on improving operational efficiency and cost containment throughout the organization.

For the six months ended September 30, 2006, MTI reported total revenue of $83.0 million compared to $71.1 million in the prior year period. Product revenue for the first six months of fiscal 2007 increased to $58.6 million from $51.3 million in the prior year, while service revenue increased to $24.4 million from $19.8 million. The Company reported a net loss for the first six months of fiscal 2007 of $4.2 million or $0.19 per share compared to $6.5 million or $0.22 per share in the prior year period, on a GAAP basis. Included in the first six months of fiscal 2007 net loss are charges for stock option and restricted stock expense, amortization of intangible assets and restructuring charges totaling $2.3 million. Excluding these items, non-GAAP net loss improved by 65% to $1.9 million or $0.05 per share from a net loss of $5.4 million or $0.15 per share in the prior year period.

As of September 30, 2006, the Company had $10.3 million in cash and cash equivalents, compared to $21.6 million at the end of the prior quarter. Second quarter cash use was driven by the Collective Technologies acquisition and a reduction in accounts payable.

"We continue to focus on top and bottom-line improvements in the business," said Tom Raimondi, President and CEO of MTI Technology. "We are now beginning to see the benefits of the Collective Technologies acquisition and we believe the business to be well positioned for growth. We plan to continue to focus on improving operational efficiencies and execution."

NON-GAAP MEASURES

MTI provides non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is included in the accompanying financial data. Investors are encouraged to review this reconciliation. The Company believes the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and other non-cash items associated with business acquisitions and our convertible preferred stock. The Company uses non-GAAP measures internally to evaluate operating performance and for internal budgets and forecasts. The Company believes these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. The Company began recording equity compensation expense in accordance with Financial Accounting Standards Board (FASB) Statement No. 123R in the first quarter of fiscal 2007. The Company believes that excluding equity compensation expense from non-GAAP measures facilitates a comparison of results with prior periods and can enhance the understanding of performance.

INVESTOR CONFERENCE CALL

Management will discuss results followed by a question and answer session today, November 14, 2006 at 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time). The call-in number is 866-510-0712, access code 91148311; international callers should dial 617-597-5380, access code 91148311. If you are unable to participate, a replay will be available for 48 hours, beginning at 8:00 a.m. Pacific Time today, November 14, 2006. The replay call-in number is 888-286-8010, access code 64526887. The replay for international callers is 617-801-6888, access code 64526887. A live and archived webcast of the conference call will be available on the MTI website at www.mti.com.

ABOUT MTI TECHNOLOGY

MTI is a leading multi-national provider of consulting services and comprehensive information infrastructure solutions for mid to large-size organizations. With more than 20 years of expertise as a technology innovator, MTI is uniquely qualified to assess, design, implement and support a broad range of information management and infrastructure initiatives. As a strategic partner of EMC (NYSE: EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently serves more than 3,500 customers throughout North America and Europe. Visit www.mti.com for more information.

MTI is a registered trademark of MTI Technology Corporation (the "Company").

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our expectations, goals or intentions regarding the future, including but not limited to statements regarding our business being well positioned for future growth and our plans to continue to focus on improving operational efficiencies and execution, and our disclosure of non-GAAP financial measures. The actual results may differ materially from those described in any forward-looking statement. Important factors that may cause actual results to differ include competition, timing of customer orders, unanticipated expenses, achievement of volume-based rebates, currency movements, evolving technology, and the economy and other world events. Other important factors are set forth in our periodic filings with the U.S. Securities and Exchange Commission, including our Form 10-K, as amended, for the year ended April 1, 2006 and our Form 10-Q for the period ended July 1, 2006. All forward-looking statements speak as of the date made and we undertake no obligation to update any such statements.

                                      # # #

                           Financial Tables to Follow

                           MTI TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED               SIX MONTHS ENDED
                                                             -----------------------------   -----------------------------
                                                             September 30,    October 1,     September 30,    October 1,
                                                                 2006            2005            2006            2005
                                                             -------------   -------------   -------------   -------------
Net product revenue ......................................   $      25,409   $      22,056   $      58,579   $      51,260
Service revenue ..........................................          14,882           9,629          24,404          19,802
                                                             -------------   -------------   -------------   -------------

    Total revenue ........................................          40,291          31,685          82,983          71,062
                                                             -------------   -------------   -------------   -------------

Product cost of revenue ..................................          20,772          17,640          47,808          41,121
Service cost of revenue ..................................          11,009           7,644          18,715          15,462
                                                             -------------   -------------   -------------   -------------

      Total cost of revenue ..............................          31,781          25,284          66,523          56,583
                                                             -------------   -------------   -------------   -------------

      Gross profit .......................................           8,510           6,401          16,460          14,479
                                                             -------------   -------------   -------------   -------------

Operating expenses:
Selling, general and administrative ......................          10,629           9,732          19,773          19,006
Amortization of intangible assets ........................             448              --             448              --
Restructuring charges ....................................             555             132             555           1,026
                                                             -------------   -------------   -------------   -------------

      Total operating expenses ...........................          11,632           9,864          20,776          20,032
                                                             -------------   -------------   -------------   -------------

      Operating loss .....................................          (3,122)         (3,463)         (4,316)         (5,553)

Interest and other expense, net ..........................            (148)            (82)           (100)           (145)
Gain (loss) on foreign currency transactions .............              (7)             32             306            (808)
                                                             -------------   -------------   -------------   -------------

Loss before income tax expense ...........................          (3,277)         (3,513)         (4,110)         (6,506)
Income tax expense .......................................              13              --              49              10
                                                             -------------   -------------   -------------   -------------

Net loss .................................................          (3,290)         (3,513)         (4,159)         (6,516)

Amortization of preferred stock discount .................            (791)           (335)         (1,552)           (655)
Dividend on preferred stock ..............................            (751)           (300)         (1,475)           (600)
                                                             -------------   -------------   -------------   -------------

Net loss applicable to common shareholders ...............   $      (4,832)  $      (4,148)  $      (7,186)  $      (7,771)
                                                             =============   =============   =============   =============

Net loss per share applicable to common shareholders:
  Basic and diluted ......................................   $       (0.13)  $       (0.12)  $       (0.19)  $       (0.22)
                                                             =============   =============   =============   =============

Weighted average shares used in per share computations:
  Basic and diluted ......................................          38,435          35,497          37,241          35,353
                                                             =============   =============   =============   =============

                           MTI TECHNOLOGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                  September 30,      April 1,
                                                                                      2006             2006
                                                                                  -------------    -------------
                                     ASSETS

Current assets:
    Cash and cash equivalents .................................................   $      10,311    $      21,660
    Accounts receivable, less allowance for doubtful accounts and sales returns
     of $405 and $514 at September 30, 2006 and April 1, 2006, respectively ...          36,776           37,803
    Inventories, net ..........................................................           4,727           10,466
    Prepaid expenses and other receivables ....................................           7,890            8,712
                                                                                  -------------    -------------
             Total current assets .............................................          59,704           78,641
    Property, plant and equipment, net ........................................             794              555
    Intangible assets net, ....................................................           3,053               --
    Goodwill ..................................................................          13,361            5,184
    Other assets ..............................................................             190              242
                                                                                  -------------    -------------
             Total assets .....................................................   $      77,102    $      84,622
                                                                                  =============    =============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Line of credit ............................................................   $       5,167    $       5,167
    Current portion of note payable ...........................................             798               --
    Accounts payable ..........................................................          27,670           36,952
    Accrued liabilities .......................................................           7,686            7,423
    Accrued restructuring charges .............................................             993              847
    Deferred revenue, current .................................................          10,176           11,820
                                                                                  -------------    -------------
             Total current liabilities ........................................          52,490           62,209

    Note payable ..............................................................           1,202               --
    Accrued preferred stock dividends .........................................           4,367            2,892
    Deferred revenue, noncurrent ..............................................           3,928            4,305
                                                                                  -------------    -------------
             Total liabilities ................................................          61,987           69,406
                                                                                  -------------    -------------

    Series A redeemable convertible preferred stock, 567 shares issued and outstanding at September 30, 2006 and April 1, 2006 net of discount of
     $5,801 and $6,584 at September 30, 2006 and April 1, 2006, respectively ..           9,199            8,416

    Series B redeemable convertible preferred stock, 1,582 shares issued and outstanding September 30, 2006 and April 1, 2006, net of discount of
     $8,801 and $9,570 at September 30, 2006 and April 1, 2006, respectively ..          11,199           10,430

    Stockholders' deficit:
          Preferred stock, $.001 par value; 5,000 shares authorized; issued and outstanding 2,149 shares at September 30, 2006 and April 1, 2006,
           included in redeemable convertible preferred stock .................              --               --

          Common stock, $.001 par value; 80,000 shares authorized; issued and outstanding 38,456 and 36,024 shares at September 30, 2006 and
           April 1, 2006, respectively ........................................              38               36

       Additional paid-in capital .............................................         160,580          155,039
       Accumulated deficit ....................................................        (162,965)        (155,779)
       Accumulated other comprehensive loss ...................................          (2,936)          (2,926)
                                                                                  -------------    -------------
             Total stockholders' deficit ......................................          (5,283)          (3,630)
                                                                                  -------------    -------------
                                                                                  $      77,102    $      84,622
                                                                                  =============    =============

                           MTI TECHNOLOGY CORPORATION
                             SELECTED NON-GAAP DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                    UNAUDITED

                                                                    THREE MONTHS ENDED SEPTEMBER 30, 2006
                                                 ----------------------------------------------------------------------------
                                                                     Selling                                       Loss per
                                                 Service Cost      General and      Operating         Net        Share, Basic
                                                  of Revenue     Administrative        Loss           Loss       and Diluted
                                                 ------------    --------------    ------------    ----------    ------------
GAAP                                             $     11,009    $       10,629    $     (3,122)   $   (3,290)   $      (0.13)

Adjustments to reconcile to Non-GAAP:

      Stock Option Expense (1)                            (40)             (490)            530           530            0.01
      Restricted Stock Expense (1)                         (4)             (154)            158           158            0.01
      Amortization of Intangible Assets (2)                 -                 -             448           448            0.01
      Restructuring Charges                                 -                 -             555           555            0.01
      Amortization of Preferred
       Stock Discount (3)                                   -                 -               -             -            0.02
      Dividend on Preferred Stock (3)                       -                 -               -             -            0.02
                                                 ------------    --------------    ------------    ----------    ------------
Non-GAAP                                         $     10,965    $        9,985    $     (1,431)   $   (1,599)          (0.04)#
                                                 ============    ==============    ============    ==========    ============

                                                                      THREE MONTHS ENDED OCTOBER 1, 2005
                                                 ----------------------------------------------------------------------------
                                                                     Selling                                       Loss per
                                                 Service Cost      General and      Operating         Net        Share, Basic
                                                  of Revenue     Administrative        Loss           Loss       and Diluted
                                                 ------------    --------------    ------------    ----------    ------------
GAAP                                             $      7,644    $        9,732    $     (3,463)   $   (3,513)   $      (0.12)

Adjustments to reconcile to Non-GAAP:

      Stock Option Expense (1)                              -                 -               -             -               -
      Restricted Stock Expense (1)                          -               (69)             69            69               -
      Restructuring Charges                                 -                 -             132           132            0.01
      Amortization of Preferred
       Stock Discount (3)                                   -                 -               -             -            0.01
      Dividend on Preferred Stock (3)                       -                 -               -             -            0.01
                                                 ------------    --------------    ------------    ----------    ------------
Non-GAAP                                                    -    $        9,663    $     (3,262)   $   (3,312)   $      (0.09)
                                                 ============    ==============    ============    ==========    ============

(1) Represents equity compensation recognized pursuant to Financial Accounting Board Standard No. 123R, "Share-Based Payment."

(2) Represents amortization associated with intangible assets acquired in connection with business combinations.

(3) Represents a non-cash charge to equity associated with the Series A and Series B Convertible Preferred Stock.

#    Amount may not add due to rounding.

                           MTI TECHNOLOGY CORPORATION
                             SELECTED NON-GAAP DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                    UNAUDITED

                                                                      SIX MONTHS ENDED SEPTEMBER 30, 2006
                                                 ----------------------------------------------------------------------------
                                                                     Selling                                       Loss per
                                                 Service Cost      General and      Operating         Net        Share, Basic
                                                  of Revenue     Administrative        Loss           Loss       and Diluted
                                                 ------------    --------------    ------------    ----------    ------------
GAAP                                             $     18,715    $       19,773    $     (4,316)   $   (4,159)   $      (0.19)

Adjustments to reconcile to Non-GAAP:

      Stock Option Expense (1)                            (89)             (997)          1,086         1,086            0.03
      Restricted Stock Expense (1)                         (4)             (211)            215           215            0.01
      Amortization of Intangible Assets (2)                 -                 -             448           448            0.01
      Restructuring Charges                                 -                 -             555           555            0.01
      Amortization of Preferred
       Stock Discount (3)                                   -                 -               -             -            0.04
      Dividend on Preferred Stock (3)                       -                 -               -             -            0.04
                                                 ------------    --------------    ------------    ----------    ------------
Non-GAAP                                         $     18,622    $       18,565    $     (2,012)   $   (1,855)   $      (0.05)
                                                 ============    ==============    ============    ==========    ============

                                                                      SIX MONTHS ENDED OCTOBER 1, 2005
                                                 ----------------------------------------------------------------------------
                                                                     Selling                                       Loss per
                                                 Service Cost      General and      Operating         Net        Share, Basic
                                                  of Revenue     Administrative        Loss           Loss       and Diluted
                                                 ------------    --------------    ------------    ----------    ------------
GAAP                                             $     15,462    $       19,006    $     (5,553)   $   (6,516)   $      (0.22)

Adjustments to reconcile to Non-GAAP:

      Stock Option Expense (1)                              -                 -               -             -               -
      Restricted Stock Expense (1)                          -              (131)            131           131            0.00
      Restructuring Charges                                 -                 -           1,026         1,026            0.03
      Amortization of Preferred
       Stock Discount (3)                                   -                 -               -             -            0.02
      Dividend on Preferred Stock (3)                       -                 -               -             -            0.02
                                                 ------------    --------------    ------------    ----------    ------------
Non-GAAP                                         $     15,462    $       18,875    $     (4,396)   $   (5,359)   $      (0.15)#
                                                 ============    ==============    ============    ==========    ============

(1) Represents equity compensation recognized pursuant to Financial Accounting Board Standard No. 123R, "Share-Based Payment."

(2) Represents amortization associated with intangible assets acquired in connection with business combinations.

(3) Represents a non-cash charge to equity associated with the Series A and Series B Convertible Preferred Stock.

#    Amount may not add due to rounding.